Exhibit 4.7

FORM OF CONSULTANT WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No. 2004-W-[    ]

WARRANT TO PURCHASE                      SHARES

OF COMMON STOCK OF

DAYSTAR TECHNOLOGIES, INC.

(void after                                  , 2014)

This certifies that                                 , the registered holder (the “Holder”), is entitled to purchase from DAYSTAR TECHNOLOGIES, INC., a Delaware corporation (the “Company”),              fully paid and nonassessable shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), subject to adjustment as provided herein, at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on                                  , 2014, such date being referred to herein as the “Expiration Date,” upon surrender to the Company of this Warrant properly endorsed with the Notice of Exercise and Investment Representation Statement attached hereto duly filled in and signed, and upon payment of the purchase price for the number of shares for which this Warrant is being exercised times a per share purchase price of $             per share (referred to herein as the “Stock Purchase Price”). The per share Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided herein.

This Warrant is subject to the following terms and conditions:

1.	Exercise; Issuance of Certificates; Payment for Shares.

This Warrant is exercisable at the option of the Holder, at any time or from time to time, up to and including the Expiration Date, for all or any part of the shares of Common Stock which may be purchased hereunder. Shares of Common Stock purchased under this Warrant will be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant is surrendered, properly endorsed, together with the completed Notice of Exercise and Investment Representation Statement in the forms attached hereto and payment, by certified or bank check or wire transfer of an amount equal to the Stock Purchase Price per share multiplied by the number of shares being purchased. Certificates for the shares of Common Stock so purchased will be delivered to the Holder by the Company at the

Company’s expense within a reasonable time after this Warrant has been so exercised, and will bear a legend relating to the transferability of shares of Common Stock under the Securities Act of 1933 and state securities laws. Each stock certificate so delivered will be in such denominations of Common Stock as may be requested by the Holder and will be registered in the name of such Holder. In case of a purchase of fewer than all the shares which may be purchased under this Warrant, the Company will cancel this Warrant and execute and deliver to the Holder within a reasonable time a new Warrant or Warrants of like tenor representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised.

2.	Shares to be Fully Paid; Reservation of Shares.

The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, a sufficient number of shares of authorized but unissued Common Stock will be reserved to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Company’s Common Stock may be listed.

3.	Adjustment of Stock Purchase Price and Number of Shares.

In case the Company splits or subdivides its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivisions will be proportionately reduced and, conversely, in case the outstanding shares of the Common Stock of the Company are combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination will be proportionately increased. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant will thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares, rounded to the nearest whole share, obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company will give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice will be signed by the Company’s President or Chief Financial Officer and will set forth the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.	Notice of Certain Events.

If at any time:

(a) the Company declares any dividend upon its Common Stock payable in stock or makes any special dividend or other distribution to the holders of its Common Stock;

(b) there is to be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(c) there is to be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company will give, by first-class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company (i) at least 10 days’ prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least 10 days’ prior written notice of the date when the same will take place. Any notice given in accordance with the foregoing clause (i) will also specify, in the case of any such dividend or distribution, the date on which a shareholder will be entitled thereto. Any notice given in accordance with the foregoing clause (ii) will also specify the date on which shareholders will be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

5.	No Shareholder, Voting or Dividend Rights.

Nothing in this Warrant will be construed as conferring upon the Holder, by virtue of ownership of the Warrant, any rights of a shareholder of the Company, including without limitation the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest will be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant will have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

6.	Fractional Shares.

No fractional shares will be issued upon exercise of this Warrant. The Company will, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the Stock Purchase Price per share then in effect.

7.	Restrictions on Transfer.

This Warrant may not be sold, transferred, assigned or hypothecated. This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates evidencing the same aggregate number of Warrants.

8.	Applicable Law.

This Warrant will be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant shall be tried before the courts of New York located in Saratoga County, New York to the exclusion of all other courts that might have jurisdiction.

9.	Saturdays, Sundays or Holidays.

If the Expiration Date falls on a Saturday, Sunday or Holiday, the Expiration Date will be extended until the next business day.

10.	Miscellaneous.

The headings in this Warrant are for purposes of convenience and reference only, and will not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized, this              day of August, 2004.

DAYSTAR TECHNOLOGIES, INC.

By
Stephen A. Aanderud Chief Financial Officer

NOTICE OF EXERCISE

TO:	DayStar Technologies, Inc.

13 Corporate Drive

HalfMoon, New York 12065

The undersigned hereby elects to purchase                      shares of the Common Stock of DayStar Technologies, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said shares of warrant stock in the name of the undersigned:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:

Title:

INVESTMENT REPRESENTATION STATEMENT

Shares of the Common Stock

(as defined in the attached Warrant) of

DayStar Technologies, Inc.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to DayStar Technologies, Inc., a Delaware corporation (the “Company”), as follows:

(a)    The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b)    The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c)    The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d)    The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e)    The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:

(Typed or Printed Name)

By:
(Signature)

(Title)